Exhibit 99.1
News Release
Rockwell Collins to purchase ARINC Inc. for $1.39 billion
Builds on Rockwell Collins’ information-enabled avionics and cabin systems and ARINC’s high-integrity aviation networks to provide customers a broader range of solutions
Accelerates Rockwell Collins’ growth in flight services by bringing together best-in-class international and regional trip support solutions
Strengthens Rockwell Collins’ overall balance and diversity
CEDAR RAPIDS, Iowa (August 11, 2013) – Rockwell Collins, Inc. (NYSE: COL) today announced it has reached a definitive agreement to acquire ARINC Incorporated, a portfolio company of The Carlyle Group, and a leader in communications and information processing solutions for the commercial aviation industry, for $1.39 billion.
The transaction will bring together two leading players in the growing field of aviation information management, combining ARINC’s trusted networks and services with the industry leading avionics and cabin technologies developed by Rockwell Collins.
"Strategically, this acquisition is a natural fit for Rockwell Collins,” said Kelly Ortberg, Rockwell Collins Chief Executive Officer and President. “It accelerates our strategy to develop comprehensive information management solutions by building on our existing information-enabled products and systems and ARINC's ground–based networks and services to further expand our opportunities beyond the aircraft."
ARINC broadly touches the entire aviation eco-system, including pilots, operators, maintenance, passengers, controllers, regulators, security, and airport operations. In addition, ARINC provides communications and information processing for the rail, industrial security and public safety segments. Their 2013 revenues are expected to be in excess of $600 million. When completed, the acquisition will shift the balance of Rockwell Collins’ business to approximately 54 percent commercial and 46 percent government.
“ARINC’s strong customer base, high customer retention rates and subscription business model will help the company achieve accelerated growth and benefit from greater earnings consistency throughout the commercial aviation business cycle,” added Ortberg.
"We’re excited to be joining a company who shares our vision and focus on providing trusted solutions for our customers,” said ARINC Chairman and Chief Executive Officer John Belcher. “Rockwell Collins’ expertise in managing information on-board the aircraft, coupled with our innovative and reliable air to ground communications services, will be instrumental in providing new integrated information management solutions for our customers.“
The transaction is expected to close upon receipt of regulatory approvals and other customary conditions. It is expected to be EPS accretive once certain transaction and integration costs have been incurred.
Ortberg will discuss the transaction in a live webcast Monday at 9:30 a.m. EDT. A link to the webcast and an investor presentation can be found on the Investor Relations portion of Rockwell Collins’ website at www.rockwellcollins.com.
Citi was the financial advisor to the company.

Safe Harbor Statement
This press release contains statements (such as projections regarding future performance) that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including those set forth in the company’s SEC filings and the risks inherent in the integration of ARINC into Rockwell Collins.
About ARINC
ARINC Incorporated, a portfolio company of The Carlyle Group, provides communications, engineering and integration solutions for commercial and government customers worldwide. Headquartered in Annapolis, Maryland with regional headquarters in London and Singapore, ARINC is ISO 9001:2008 and AS9100:2009 Rev C certified. For more information, visit the website at www.ARINC.com.
About Rockwell Collins
Rockwell Collins (NYSE: COL) is a pioneer in the development and deployment of innovative communication and aviation electronic solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, information management, and simulation and training is delivered by 19,000 employees, and a global service and support network that crosses 27 countries. To find out more, please visit www.rockwellcollins.com.

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